Exhibit 99.1

Investor/Press Contact:
ICR, Inc.
Investors:	Allison Malkin/Anne Rakunas
203-682-8225/310-954-1113
Press:	Alecia Pulman, 203-682-8224

BLUEFLY REPORTS FIRST QUARTER 2011 RESULTS
NET SALES INCREASE BY OVER 7%

NEW YORK – May 10, 2011 – Bluefly, Inc. (NASDAQ Capital Market: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), today announced an increase of over 7% in net sales and a 3.5% decrease in total operating expenses.

Melissa Payner, Bluefly’s Chief Executive Officer stated: “We began the year solidly, delivering increased sales and an improved operating loss as compared to the prior year.  Our sales were driven by strong growth within our luxury business, which operates at a lower gross margin versus other areas of our business.  As we look ahead, we expect to continue our positive sales performance and improve gross margin as we seek to accelerate the growth of our higher margin apparel categories.  We look forward to the launch of Eyefly, our prescription eyewear business, as it will represent our ability to leverage the existing Bluefly operating structure to pursue new growth opportunities.”

Results for the first quarter of 2011 included the following highlights:

•
Net sales increased by approximately 7.2% to $21.7 million, from $20.2 million in the first quarter of 2010, as a result of a 6% increase in average order size to $296.60 in the first quarter of 2011, compared to $279.94 in the fourth quarter of 2010.

•
Gross profit margin percentage decreased to 37.8%, from 41.2% in the first quarter of 2010 primarily as a result of a shift in merchandise mix towards luxury designer merchandise, which historically has lower gross margins compared to contemporary merchandise but creates a higher average order size.

•	Total operating expenses decreased by approximately 3.5% to $9.4 million, from $9.8 million in the first quarter of 2010. This includes $148,000 of costs related to Eyefly, which has not yet launched.

•	Operating loss decreased by approximately 13.8% to $1.2 million, from $1.4 million in the first quarter of 2010.

•
Net loss attributable to stockholders decreased by approximately 14.9% to $1.3 million, from $1.5 million in the first quarter of 2010. Loss per share attributable to stockholders decreased to $0.05 per share (based on 24.6 million weighted average shares outstanding), from a net loss of $0.07 per share (based on 20.9 million weighted average shares outstanding) in the first quarter of 2010.

•	Adjusted negative EBITDA decreased to $298,000, from an adjusted negative EBITDA of $716,000 in the first quarter of 2010.

•	Cash and cash equivalents decreased to $7.8 million at March 31, 2011, compared to $10.4 million at December 31, 2010.

•	Inventory increased to $27.1 million at March 31, 2011, compared to $25.1 million at December 31, 2010.

To supplement the consolidated financial results for the first quarter of 2011 presented in accordance with generally accepted accounting principles (GAAP), the Company is also reporting adjusted EBITDA as a non-GAAP financial measure that the Company believes allows for a better understanding of its operating performance.  The Company defines adjusted EBITDA as net loss attributable to Bluefly, Inc. stockholders excluding interest income, interest expense, income tax provision, depreciation and amortization expenses adjusted for non-cash stock-based compensation expenses.  The Company believes that this non-GAAP financial measure, when shown in conjunction with the corresponding GAAP measures, enhances the investor’s and management’s overall understanding of the Company’s current operating performance and provides greater transparency with respect to key operating metrics used by management in its financial and operational decision making process.  The Company considers this non-GAAP financial measure to be useful because it excludes certain non-cash and non-operating charges, which enables investors and management to analyze trends in the Company’s operations.  The presentation of this non-GAAP financial measure is not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information, please see the table captioned “Reconciliation of Non-GAAP Financial Information,” which provides a full reconciliation of actual results to the non-GAAP financial measures.

About Bluefly, Inc.

Founded in 1998, Bluefly, Inc. (NASDAQ Capital Market:  BFLY) is a leading online retailer of designer brands, fashion trends and superior value.  Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District.  For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute “forward-looking statements,” usually containing the words “believe,” “project,” “expect” or similar expressions.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  The risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.  These risks and uncertainties include, but are not limited to, the following: the Company’s history of losses and anticipated future losses; the Company’s ability to realize benefits from new initiatives such as its Eyefly subsidiary;  risks associated with the continuing difficulties in the unfavorable general economic environment; risks associated with affiliates of Rho Ventures, LP, affiliates of Soros Fund Management, private funds associated with Maverick Capital Ltd. and affiliates of Prentice Capital Management, LP each owning a significant portion of our stock; the potential failure to forecast revenues and/or to make adjustments to our operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce markets; risks associated with our dependence on one supplier for a material portion of our inventory; the risk of default by us under our credit facility and the consequences that might arise from us having granted a lien on substantially all of our assets under that agreement; risks of litigation related to the sale of unauthentic or damaged goods and litigation risks related to sales in foreign countries; our potential exposure to product liability claims in the event that products sold by us are defective; the dependence on third parties and certain relationships for certain services, including our dependence on UPS and USPS (and the risks of a mail slowdown due to terrorist activity) and our dependence on our third-party web hosting, fulfillment and customer service centers; online commerce security risks; our ability to raise additional capital, if needed, to support the growth of our business; risks related to brand owners’ efforts to limit our ability to purchase products indirectly; management of potential growth;

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the competitive nature of our business and the potential for competitors with greater resources to enter the business; the availability of merchandise; the need to further establish brand name recognition; risks associated with our ability to handle increased traffic and/or continued improvements to our Web Site; rising return rates; dependence upon executive personnel who do not have long-term employment agreements; the successful hiring and retaining of new personnel; risks associated with expanding our operations; risks associated with potential infringement of other’s intellectual property; the potential inability to protect our intellectual property; government regulation and legal uncertainties; uncertainties relating to the imposition of sales tax on Internet sales and our ability to utilize our net operating losses.

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CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Three Months Ended
	March 31,
	2011	2010
Net sales	$21,693,000	$20,240,000
Cost of sales	13,498,000	11,903,000
Gross profit	8,195,000	8,337,000

Gross margin	37.8%	41.2%

Selling and fulfillment expenses	4,337,000	4,049,000
Marketing expenses	3,000,000	3,652,000
General and administrative expenses	2,112,000	2,091,000
Total operating expenses	9,449,000	9,792,000

Operating loss	(1,254,000)	(1,455,000)

Other interest expense, net	(96,000)	(46,000)

Net loss	(1,350,000)	(1,501,000)

Less: net loss attributable to noncontrolling interest in subsidiary	(72,000)	--

Net loss attributable to Bluefly, Inc. stockholders	$(1,278,000)	$(1,501,000)

Basic and diluted net loss per common share attributable
to Bluefly, Inc. stockholders	$(0.05)	$(0.07)

Weighted average common shares outstanding
(basic and diluted)	24,605,199	20,896,437

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SELECTED CONSOLIDATED BALANCE SHEET
DATA & KEY METRICS – UNAUDITED

	March 31,	December 31,
	2011	2010
Cash and cash equivalents	$7,827,000	$10,429,000

Inventories, net	27,139,000	25,128,000

Prepaid expenses and other current assets	5,484,000	3,304,000

Property and equipment, net	3,118,000	3,150,000

Current liabilities	14,669,000	12,320,000

Stockholders’ equity (including noncontrolling interest in subsidiary)	28,844,000	29,641,000

	Three Months Ended
	March 31,
	2011	2010

Average order size (including shipping & handling)	$296.60	$279.94
New customers added during the period	44,498	42,532

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RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION – UNAUDITED

	Three Months Ended
	March 31,
	2011	2010
Net loss attributable to Bluefly, Inc. stockholders	$(1,278,000)	$(1,501,000)

Interest income	(7,000)	(11,000)
Interest expense	103,000	57,000
Depreciation and amortization expenses	673,000	656,000
Non-cash stock-based compensation expenses	211,000	83,000

Adjusted EBITDA	$(298,000)	$(716,000)

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